As filed with the Securities and Exchange Commission on January 23, 1996


                                                   Registration No. 33-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   -----------

                         NATIONAL COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                              Minnesota 41-0850527
                  (State or other jurisdiction (I.R.S. Employer
                      of incorporation) Identification No.)



                            11000 Prairie Lakes Drive
                             Eden Prairie, MN 55344
               (Address of principal executive offices) (Zip Code)


                         NATIONAL COMPUTER SYSTEMS, INC.
                         1995 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

             J.W. Fenton, Jr.                                 Copy to:
           Secretary/Treasurer                             Jay L. Swanson
     National Computer Systems, Inc.                  Dorsey & Whitney P.L.L.P.
       11000 Prairie Lakes Drive                       Pillsbury Center South
     Eden Prairie, Minnesota 55344                     220 South Sixth Street
(Name and address of agent for service)             Minneapolis, Minnesota 55402

                                 (612) 829-3040
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE
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                                   Proposed         Proposed
                                    maximum          maximum        Amount of
Title of securities  Amount to be   offering        aggregate       registration
 to be registered     registered  price/share(1) offering price(1)      fee
-------------------------------------------------------------------------------
Common Stock,
$.03 par value         350,000       $18.25        $6,387,500        $2,202.59
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 19, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The following documents which have been filed by National Computer Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

                  (a) The Company's annual report on Form 10-K for the fiscal year ended January 31, 1995.

                  (b) The Company's quarterly reports on Form 10-Q for the quarters ended April 30, July 31, and October 31, 1995.

                  (c) The descriptions of the Company's Common Stock contained in the Company's registration statements on Form 8-A dated June 2, 1969 and June 24, 1987.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.           Indemnification of Directors and Officers

                  Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

                  Article IX of the Company's Restated Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when Article IX became effective.

                  The Bylaws of the Company provide that the Company shall indemnify such persons, for such liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521, as now enacted or hereafter amended.


Item 8.           Exhibits

Exhibit
Number            Description

4          -      Rights Agreement dated as of June 23, 1987 between the Company and  Norwest Bank Minnesota, N.A. (including the form of Right
                  Certificate attached as Exhibit B thereto) is incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K dated: June 23, 1987.

5           -     Opinion of Counsel for the Company

23.1      -       Consent of Independent Auditors

23.2      -       Consent of Counsel for the Company (included in Exhibit 5)

24         -      Power of Attorney

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota.

                                                 NATIONAL COMPUTER SYSTEMS, INC.

Dated: January 22, 1996                          By:   /s/ J.W. Fenton, Jr.
                                                    -----------------------
                                                           J.W. Fenton, Jr.
                                                        Secretary/Treasurer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name

By:    Russell A. Gullotti*        Chairman of the Board of Directors, and Chief
       Russell A. Gullotti         Executive Officer
                                   (principal executive officer)

By:    David C. Campbell*          Director
       David C. Campbell

By:    David C. Cox*               Director
       David C. Cox

By:    Jean B. Keffeler*           Director
       Jean B. Keffeler

By:    Charles W. Oswald*          Director
       Charles W. Oswald

By:    Stephen G. Shank*           Director
       Stephen G. Shank

By:    John E. Steuri*             Director
       John E. Steuri

By:    Jeffrey E. Stiefler*        Director
       Jeffrey E. Stiefler

By:    John W. Vessey*             Director
       John W. Vessey

By:    Jeffrey W. Taylor*          Vice President and Chief Financial Officer
       Jeffrey W. Taylor           (principal financial and accounting officer)

*    Executed  on  behalf  of  the  indicated  officers  and  directors  of  the
     registrant  by  J.W.  Fenton,  Jr.,  Secretary/Treasurer,   duly  appointed
     attorney-in-fact.

/s/ J.W. Fenton, Jr.
(Attorney-in-fact)                                       Dated: January 22, 1996

                                  EXHIBIT INDEX



Exhibit
Number                             Description                              Page

5        -  Opinion of Counsel for the Company  ......................
23.1     -  Consent of Independent Auditors  .........................
23.2     -  Consent of Counsel for the Company (included in Exhibit 5)
24       -  Power of Attorney  .......................................